Exhibit 10.7

Fixed Asset Loans Contract 【Contract No: 22010270-2013(ChangJiang) Zi 0009】
No	Important Provisions	Main Contents of Provisions
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Lender: Industrial and Commercial Bank of China Corp. ChangJiang Branch

中 国 工 商 银 行 股 份 有 限 公 司 昌 江 支 行

Borrower: REIT Mingsheng Environment Protection Construction Materials (ChangJiang) Co.,Ltd

瑞 图 明 盛 环 保 建 材 （昌江）有 限 公司

Part I		General Provision
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Article 1 Purpose of Loans

The loans under this contract can only be used for the construction of Tailings Sands Concrete Blocks with an annual capacity of 1.06 million square metres. Any misappropriation of the loan proceeds hereunder is not allowed, unless there is a written approval from the lender. The lender reserves the full rights to supervise the details of loan proceeds’ usage.

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Article 2 The Amount and Period of Loans

2.1 The currency of loans under this contract is (in words) RMB Ninety-six Million Only (in figures: RMB 96,000,000.00 Yuan). Where there is any inconsistency between the amount in words and in figures, the former shall prevail.

2.2 The period of loans under this contract shall be six years, the starting date shall be the actual drawdown date subject to IOUs (or the first drawdown date in case of drawdown in installments).

4	3

Article 3 Rate, Interest and Fees

3.1 With respect to the RMB interest rate of loan, the Borrower selects the second way as listed in Article 3.1 hereof.

3.1（2）The floating rate, the interest rate of loan shall be determined according to benchmark interest rate and the extent of floating.The interest rate thereof shall be increased by 29% from the corresponding statutory loan interest rate that the People's Bank of China promulgates on the actual drawdown date and the lending date provided in Article.2.2. When such loan is granted, the interest rate of the loan shall be calculated on multi-stage basis. Each six month shall be a repayment cycle, and the interest rate of the loan shall be adjusted each cycle. The date to decide the interest rate in second cycle shall be correspondent to the date when the first cycle is expired from the drawdown date (or the last day of that month in case there is no such correspondent date existing, similarly hereinafter). With respect to the drawdown in installment, the Borrower selects the A way as listed in Article 3.1(2) hereof to adjust the interest rate of loan:

3.1（2）A The interest rate of the loan shall be executed in accordance with what is decided in that cycle, regardless of the installments in that cycle, and shall be adjusted in next cycle.

3.2 In case the Borrower fails to repay the commitment fee installments before the due date, the Lender shall be entitled to stop lending, or withdraw the loans in part or whole which are not in the possession of the Borrower.

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Article 4 Drawdown

4.1 In accordance with actual demand for loans, the Borrower shall select the second way as listed in Article 4.1 hereof for drawdown.

4.1（2）The Borrower shall draw out the loans in a lump sum or in installment from the day this contract enters into effect to September 6, 2019.

6	5	Article 5 Repayment 5.1 The Borrower shall repay the loans in accordance with the repayment schedule hereof:

Repayment Schedule	Amount of Repayment Schedule(Ten Thousand Yuan)
March, 2015	960
September, 2015	960
March, 2016	960
September, 2016	960
September, 2017	960
September, 2017	960
March, 2018	960
September, 2018	960
March, 2019	960
September, 2019	960

7	7	Article 7 Warranty 7.1 The loans under this contract shall be guaranteed loans. 7.2 In case of guaranteed loans under this contract, the warranty issues are specified separately in Guarantee Contract.
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Article 9 Dispute Resolution

With respect to the dispute resolution under this contract, the parties select the second way as listed in Article 9:

（2）Any party may file a lawsuit to the People’s Court of domicile of the Lender.

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Article 11 Miscellaneous

(1)    In case the investment of the project exceed the budget estimate, the shareholders shall self-raise the fund and provide the completion guarantee;

(2)    The loan based on equal six month payment shall be implemented after the due date of loan extension.

(3)    No bonus shall be distributed before the principal and the interest of the Lender are discharged.

(4)    The assets, rights and benefits produced by this project shall not be used to increase external financing, provide warranties and invest abroad before the loans of the Lender are discharged, unless it is subject to written consent from the Lender.

(5)    The Borrower shall open a special revenue account for this project at ICBC (ChangJiang Branch) after the project is completed and go into operation, and shall sign the account monitoring agreement with the Lender stipulating that the all revenue of the project shall be collected to this special account, the Lender shall be authorized to conduct monitoring on the capital of this account, and the capital shall give top priority to repay the principal and interest of the Lender.

(6)    The shareholders of the Borrower shall not transfer the stock equity to any third-party, unless it is subject to written consent from the Lender.

(7)    The loan based on equal six month payment shall be implemented after the due date of loan extension. Upon violation of the above-mentioned terms by the Borrower, the Lender shall be entitled to declare the expiration of the loans in advance, refuse to grant new loans to the Borrower, and require the Borrower to repay the loans already granted or deal with the mortgage in advance.

(8)    The Borrower selects ICBC (ChangJiang Branch) as the only bank to withdraw the funds of this project, revenue from sales and related revenue shall be returned to the account designated by the Lender, Account Name: REIT Environmental Building Material(ChangJiang) Co.,Ltd, Bank Account: Industrial and Commercial Bank of China Corp. ChangJiang Branch), otherwise the Lender shall be entitled to suspend subsequent drawdown requirement from the Borrower, or to declare expiration of the loans in advance, and require the Borrower to pay the penalties to the Lender at the proportion of no less than five of ten thousand of the amount of the loans under this contract.

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Part II		Specific Provision
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Article 2 Granting and Payment of the Loan

2.2 Preconditions for first drawdown:

(1) The project for the loans shall be examined, approved and put on record by the related authorities, unless no such requirements before the granting of loans exist pursuant to related rules).

(2) The capital of the project or other capital needed has been raised in accordance with the period and proportion stipulated in this contract.

(3) The Borrower has provided correspondent warranties and completed related warranty procedures in accordance with requirements of the Lender, except for credit loans.

(4) Submit the drawdown notice to the Lender in accordance with this contract.

(5) Submit other materials required by the Lender.

2.3 The Borrower shall further satisfy the following preconditions apart from those for first drawdown before each drawdown:

(1) Should the capital be in place in installment, capital for current period has been in place in full amount and in proportion.

(2) The cost is within budget, or the excessive expenditure has been self-raised.

(3) The project has been completed in accordance with the schedule, and the actual completion is correspondent with the amount of capital invested.

(4) No violation of this contract or of other contracts the Lender has signed exist.

(5) The materials provided to prove the purpose of the loans shall be correspondent with the agreed purpose.

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Article 3 Repayment

3.3 Should the Lender agrees repayment of the loan ahead of schedule, the Borrower shall repay the due principal, interest and other expenses pursuant to this contract at date of repayment.

3.4 The interest rate of loan shall not be adjusted as a result of advanced repayment by the Borrower or advanced collections pursuant to this contract by the Lender.

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Article 6 Insurance

6.2 No condition shall allow the Borrower to suspend the insurance when this contract is valid. Should the insurance be suspended, the Lender is entitled to renew the insurance or insure for the Borrower, whereas the Borrower shall undertake the fees. In case the Borrower and related persons materially alter or terminate in advance the insurance documents, the Borrower shall owe the liabilities to the Lender due to such suspend, termination, or the alteration, unless they notify and seek approval from the Lender at least thirty days before the maturity day.

6.4 Insurance compensation or indemnities shall be used to repay the loans under this contract in advance, or to recover the value of the project, or to deposit to the account designated by the Lender serving as security deposit for the security of the well performance of the obligations under this contract by the Borrower.

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Article 8 Commitment of the Borrower

8.1 The Borrower shall draw out and use loans in accordance with the period and purpose specified in this contract, and the loans shall not come into securities market, futures market in any form, and shall not be prohibited or restricted by some relative laws and regulations.

8.3 The Borrower shall accept and cooperate with the Lender for the examination and supervision of the usage of the loans (including its purpose), by way of account analysis, receipt examination, on-the-spot investigation, etc, and shall summarize and report the usage of the loans on a regular basis in accordance with the Lender’s requirements.

8.5 No dividends or bonus shall be distributed in any form before the principal, interest and other due expenses are discharged under this contract.

8.6 Consolidation, split, decrease of capital, stock equity alteration, major capital and credit transfer, major overseas investment, materially increase of debt financing and other activities which may negatively influence the Lender’s rights shall be subject to written consent from the Lender or satisfactory arrangements made by the Borrower for the realization of the Lender’s rights.

8.13 The Borrower shall undertake the fees arising from the realization of Lender’s right under this contract, including but not limited to legal fees, evaluation fees, auction fees, etc.

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Article 11 deduction

11.1 In case the Borrower fails to repay the debts before the due date (including those shall be declared immediately expire) under this contract, the lender shall be entitled to collect default expenses arising from the realization of Lender’s rights from the Borrower’s account opened at ICBC (ChangJiang) or any account (home currency or foreign currency) opened by the Borrower at any branch of ICBC, until all debts under this contract are discharged by the Borrower.

11.2 In case of any inconsistency between the loan currency in expenses collected and this contract, the exchange rate should be converted on the basis of the rate applied in collecting days. The Borrower shall undertake the interest, other fees and the balance produced due to the fluctuation of exchange rate between date of collection and date of payment (referring to the day the Lender exchanges the expenses collected into the loan currency of this contract in accordance with national foreign exchange control policy, and realizes its rights under this contract).

11.3 Should the expenses collected be insufficient to cover all the loans, the lender is entitled to decide the order of discharging.

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Article 14 Governing Law and Dispute Resolution

This Contract shall be governed by the laws and regulations of the People’s Republic of China. All disputes arising from the execution of, or in connection with this Contract shall be settled through friendly negotiation. In case no settlement to disputes can be reached through negotiation, any party may file a lawsuit to the People’s Court of domicile of the Lender.

Mortgagor: REIT Environmental Building Material (ChangJiang) Co., Ltd.

/s/ Hengfang Li

Mortgagee: Industrial and Commercial Bank of China Corp. ChangJiang Branch

/s/ Hongwen Wu

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